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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-44621) and related Prospectus of Chart Industries, Inc. for the registration of 89,715 shares of its common stock and to the incorporation by reference therein of our report dated February 2, 1998 with respect to the consolidated financial statements of Chart Industries, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission.




                                                          /s/ Ernst & Young LLP


April 24, 1998
Cleveland, Ohio